Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 219	Trade Date: 5/9/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 5/12/2005

The date of this Pricing Supplement is May 9, 2005

CUSIP or Common Code:	41013NQB7	41013NQC5	41013NQD3	41013NQF8

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$168,000.00	$198,000.00	$80,000.00	$775,000.00

Proceeds to Issuer:	$166,950.00	$196,416.00	$79,200.00	$767,250.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.000%

Reallowance:	0.150%	0.150%	0.150%	0.150%

Dealer:	99.550%	99.375%	99.250%	99.250%

Maturity Date:	5/15/2008	5/15/2009	5/15/2010	5/15/2010

Stated Annual Interest Rate:	3.800%	3.950%	4.050%	4.250%

Interest Payment Frequency:	Quarterly	Semi	Monthly	Monthly

First Payment Date:	8/15/2005	11/15/2005	6/15/2005	6/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	5/15/2007 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[1]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 219	Trade Date: 5/9/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 5/12/2005

The date of this Pricing Supplement is May 9, 2005

CUSIP or Common Code:	41013NQG6	41013NQJ0	41013NQK7

Price to Public:	100.000%	100.000%	100.000%

Principal Amount:	$113,000.00	$202,000.00	$1,703,000.00

Proceeds to Issuer:	$111,418.00	$197,960.00	$1,660,425.00

Discounts and Commissions:	1.400%	2.000%	2.500%

Reallowance:	0.200%	0.350%	0.350%

Dealer:	98.900%	98.350%	97.900%

Maturity Date:	5/15/2013	5/15/2020	5/15/2030

Stated Annual Interest Rate:	4.300%	5.050%	5.200%

Interest Payment Frequency:	Quarterly	Monthly	Monthly

First Payment Date:	8/15/2005	6/15/2005	6/15/2005

Additional Amounts:	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	5/15/2008 Callable one time only at 100% on call date above with 30 days notice.	5/15/2010 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.